UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
July 23, 2008
FOUNDRY NETWORKS, INC.
(Exact name of registrant as specified in its charter)
000-26689
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	77-0431154 (I.R.S. Employer Identification No.)
4980 Great America Parkway
Santa Clara, CA 95054
(Address of principal executive offices, including zip code)
(408) 207-1700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events
     On July 23, 2008, an action, Doug Edrington v. Bobby R. Johnson, Jr., et al., was filed in the Superior Court of the State of California for the County of Santa Clara. In this action, the plaintiff named as defendants the members of the board of directors of Foundry Networks, Inc. (the “Company”). The complaint asserts claims on behalf of the Company’s stockholders who are similarly situated with the plaintiff. Among other things, the complaint alleges that the members of the Company’s board of directors have breached their fiduciary duties to the Company’s stockholders in connection with the proposed acquisition of the Company by Brocade Communications Systems, Inc. (the “Merger”) and engaged in self-dealing in connection with approval of the Merger, allegedly resulting in an unfair process and unfair price to the Company’s stockholders. The complaint seeks class certification and certain forms of equitable relief, including enjoining the consummation of the Merger. The Company believes that the allegations of the complaint are without merit and intends to vigorously contest the action. However, there can be no assurances that the defendants will be successful in such defense.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUNDRY NETWORKS, INC.
Date: July 25, 2008	By:	/s/ Cliff Moore
Cliff Moore
Vice President, General Counsel and Corporate Secretary